UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (800) 997-3337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 4, 2025, Reed’s, Inc., a Delaware corporation (“Reed’s” or the “company”) issued and sold 3,225,806 shares of common stock, $0.0001 par value per share, for aggregate gross proceeds of approximately $3,000,000. pursuant to a securities purchase agreement with D&D Source of Life Holding, Ltd., the company’s majority stockholder, as lead investor, and four additional accredited investors. The purchase price per share is $0.93. D&D Source of Life Holding, Ltd. participated in this transaction in the amount of $1,000,000.

The securities purchase agreement includes standard representations, warranties, mutual indemnification provisions and covenants of the company and investors. A customary liquidated damages provision is included to address a buy-in failure. The parties also entered into a registration rights agreement pursuant to which Reed’s agreed to file a registration statement on Form S-1, at its sole expense, to register the shares for resale within 15 days of closing. The registration rights agreement contains additional customary deadlines and mutual indemnification provisions.

Reed’s intends to use the net proceeds from the transaction for working capital and general corporate purposes, including but not limited to investing in personnel and marketing resources, pursing strategic transactions and expanding internationally.

The foregoing descriptions of the securities purchase agreement and the registration rights agreement are qualified by reference to the full text of such agreements, which will be attached as to Reed’s Quarterly Report on Form 10-Q for the period ending June 30, 2025.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 are incorporated by reference into this Item 3.02. The shares were issued in a private placement pursuant to the exemption from registration requirements of the Securities Act of 1933, as amended, provided in Section 4(a)(2) and/or Rule 506(b) promulgated thereunder. The shares were sold in a transaction that did not involve a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: June 4, 2025	By:	/s/ Douglas W. McCurdy
Douglas W. McCurdy
Chief Financial Officer